EXHIBIT 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is dated as of July 31, 2017, and effective as of July 1, 2017 (the “Effective Date”), by and between MIDWEST ENERGY EMISSIONS CORP., a Delaware corporation (the “Company”), on the one hand, and DATHNA PARTNERS, LLC, a Delaware limited liability company (the “Consultant”), and LOUIS RABMAN, an individual (“Rabman”), on the other hand.

WHEREAS, since July 1, 2016, the Consultant has been retained by the Company to provide certain consulting services to the Company;

WHEREAS, the Company and Consultant desire to set forth in a formal written agreement the terms and conditions upon which Consultant shall continue to provide services to the Company;

WHEREAS, Rabman is the President and sole member of the Consultant and will benefit from the transactions contemplated herein.

NOW, THEREFORE, the parties hereto agree as follows:

1. Engagement. On the terms and subject to the conditions set forth below, the Company engages Consultant as an independent contractor, to render consulting services to the Company as hereinafter provided, and Consultant accepts such engagement.

2. Consulting Services. During the Term (as defined below), the Consultant shall provide advisory, consulting and introductory services to the Company. In connection therewith, the Consultant will (i) provide advice, assistance and recommendations with respect to financial public relations, business promotion, business growth and development, including mergers and acquisitions, general business consultation and strategic initiatives; (ii) provide advice, assistance and recommendations with respect to the Company’s relationship with the financial community and its securities holders, the preparation and distribution of news releases and other information to keep existing shareholders informed about the Company’s activities, maintaining regular communications with stockholders and brokers; (iii) provide the Company with introductions to market makers, financial analysts, institutional buyers and other parties that may be able to assist the Company in various capacities; (iv) provide the Company with introductions to various financial partners, as well as advice regarding its operations, policies, business strategies and various business assignments as needed by management from time to time; and (v) provide such other professional advisory, consulting and introductory services related to strategic initiatives of the Company as requested by the Company from time to time.

In addition, the Company may reasonably specify from time to time other services that shall be rendered by the Consultant, but only if and to the extent that such services are those customarily related to the business of the Company and within the experience and competency of the Consultant. It is understood that such services to be provided by the Consultant shall be performed by Rabman on behalf of the Consultant, or by such other person on behalf of the Consultant as may be acceptable to and approved by the Company from time to time at Company’s sole discretion. During the Term, Rabman shall maintain the title of Director of Special Initiatives of the Company or such other position as the parties may otherwise agree. At the end of the Term, Rabman agrees to resign from this position with immediate effect, or from such other position(s) which he then may hold with the Company.

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The Consultant agrees to perform such services in a professional and timely manner using the highest degree of skill, diligence and expertise, and shall use its best efforts to further the business interests of the Company during the Term in accordance with the terms hereof. The Consultant may communicate with the Company’s management and other parties, through personal meetings, correspondence, telephone or video conferences, and such other methods, and at such times, as the Company may from time to time reasonably direct. Initially and for the foreseeable future, the Consultant shall report to the Company’s Chief Executive Officer. This shall not preclude corporate reorganizations and changing reporting relationships. The Consultant shall devote no less than thirty-five (35) hours per week of time in fulfillment of its obligations hereunder or whatever additional time is necessary to complete the duties and responsibilities required hereunder to further the business interests of the Company.

3. Location. During the Term hereof, the Consultant’s consulting services shall be rendered at the Consultant’s place of business or at any other mutually agreeable location. The Company shall not be required to provide the Consultant with office space, office equipment, or secretarial or other support services in connection with the rendering of consulting services hereunder. It is understood that the Consultant may be requested by the Company, and the Consultant hereby agrees, to travel from time to time as is necessary to perform its duties and responsibilities hereunder.

4. Term. The term of this Agreement shall commence as of the Effective Date and shall, unless earlier terminated pursuant to Sections 15 or 18 hereof, continue for a period of one (1) year thereafter (the “Term”). This Agreement may be renewed in writing by the mutual consent of the parties hereto.

5. Compensation. As and for the entire compensation to be paid to the Consultant for any and all services to be rendered to the Company pursuant to this Agreement, the Company agrees to pay to Consultant (i) a cash fee in the amount of $26,500 per month payable as of the first day of the month for each month during the Term, and (ii) 1,000,000 shares of restricted common stock of the Company (the “Consultant Shares”) which shall be earned in the following manner: 250,000 shares will be earned by the Consultant and deemed vested on the Effective Date, and the remaining 750,000 shares will be earned by the Consultant and deemed vested, in twelve (12) equal monthly installments of 62,500 shares beginning on July 31, 2017 and monthly thereafter until June 30, 2018. The Consultant Shares will be tendered to Consultant in four (4) certificates of 250,000 shares each on execution of this Agreement; provided, however, that in the event this Agreement is terminated “for cause” by the Company pursuant to Section 15, any Consultant Shares which have not been earned and remain unvested as of the date of such termination must be returned to the Company as set forth in Section 15.

Notwithstanding anything herein to the contrary, the Company shall have the right in its sole and absolute discretion to terminate or reduce the cash component of the monthly compensation to be paid Consultant during the Term on no less than sixty (60) days prior written notice. In such event, the amount of time to be devoted by Consultant shall also be proportionately adjusted taking into account the terminated or modified cash compensation and monthly vesting of the Consultant Shares.

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6. Representations and Warranties of the Consultant.The Consultant hereby represents and warrants to the Company as follows:

(a) The Consultant understands that the Consultant Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state by reason of a specific exemption from the registration provisions of the Act and the applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Consultant’s representations and warranties as expressed herein.

(b) The Consultant acknowledges and understands that the Consultant Shares are being acquired for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Consultant Shares for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing the securities made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) thereunder, and applicable state securities laws. The Company has no obligation or intention to register the Consultant Shares for resale at this time, nor has the Company made any representations, warranties, or covenants regarding the registration of the Consultant Shares or compliance with Regulation A or some other exemption under the Act.

(c) The Consultant acknowledges that that it has been furnished with or has had the opportunity to acquire, and to review, (i) copies of the Company’s most recent Annual Report on Form 10-K filed with the SEC and any Form 10-Q and Form 8-K filed thereafter, and other publicly available documents, and (ii) has had the opportunity to discuss the Company’s business, management and financial affairs with duly authorized officers and/or other representatives of the Company.

(d) The Consultant is aware that the Consultant Shares are and will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Act. The Consultant acknowledges that the Consultant Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. The Consultant is aware of the provisions of Rule 144 promulgated under the Act which permit investors who have satisfied a certain holding period to resell under certain conditions such securities or a portion of such securities. The Consultant acknowledges that it is not relying on the Company in any way to satisfy the conditions precedent for resale of the securities pursuant to Rule 144 under the Act.

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(e) The Consultant understands that any and all certificates representing the Consultant Shares and any and all securities issued in replacement thereof or in exchange therefor initially shall bear the following legend, or one substantially similar thereto, which the Consultant has read and understands:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

(f) The Consultant acknowledges that it has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the acquisition of the Consultant Shares as contemplated herein, and that the Consultant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Consultant understands that the Consultant (and not the Company) shall be responsible for any tax liability that may arise as a result of the acquisition of the Consultant Shares as contemplated herein.

7. Reimbursement of Expenses. The Company shall reimburse the Consultant for any and all reasonable out-of-pocket expenses incurred by the Consultant on the Company’s behalf, however, only with the Company’s prior approval and upon presentation by the Consultant of reasonable documentation of such expenses.

8. Agency Authority. The Consultant has no authority to sign documents on the Company’s behalf nor to accept any order, or to assume or create any obligations on behalf of the Company.

9. Independent Contractor. Consultant will furnish Consultant’s services as an independent contractor and not as an employee of the Company or of any company affiliated with the Company. The Company shall not control or direct the details and means by which Consultant performs the services provided for hereunder, except as necessary to coordinate and complement Consultant’s work with other individuals or entities. Consultant shall be solely responsible for and pay all costs associated with conducting its business including without limitation, compliance with all applicable worker’s compensation, unemployment compensation, medical dental, and disability insurance, social security laws, city, county, state or federal licenses and with all withholding and all other federal, state and local laws governing such matters. Consultant or Rabman shall not be eligible for, and shall not participate in, any employee health, retirement, group benefit plan or other fringe benefit provided to employees, even if there is a later judicial or other determination that Consultant or Rabman was an “employee.”

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10. Additional Representations, Warranties and Covenants. Consultant and Rabman represent, warrant and covenant that (i) Consultant has the full power and authority, and Rabman has the full right, power and capacity, to enter into this Agreement and perform the duties hereunder; (ii) no consent or approval of any third party is needed for each of the Consultant and Rabman to enter into this Agreement and perform the duties hereunder; (iii) each of the Consultant and Rabman is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts, agreements, restrictive covenants or other restrictions preventing either the Consultant or Rabman from entering into this Agreement or performing the duties hereunder; and (iv) during the Term of this Agreement, each of the Consultant and Rabman will not enter into any activity, employment, or business arrangement that conflicts with the Company’s interests or Consultant’s and Rabman’s obligations under this Agreement. Nothing in this Agreement shall restrict Consultant’s or Rabman’s ability to perform work for other parties both during and after the term of this Agreement except as otherwise provided herein.

11. Lock-Up. The Consultant hereby acknowledges and agrees that, during the period beginning on the Effective Date and ending one (1) year thereafter, the Consultant shall not sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound), pledge, hypothecate or otherwise transfer (except for estate planning purposes to a family member or trust) any of the Consultant Shares without the prior written consent of the Company.

12. Confidential Information. Each of the Consultant and Rabman understands that during the Term, it is likely that each of the Consultant and Rabman will gain access to information of a confidential or secret nature that may be disclosed to the Consultant and/or Rabman by the Company or a third party that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence (“Confidential Information”). Confidential Information includes, but is not limited to, the Company’s intellectual property and inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information, customer lists, supplier lists and trade secrets.

Each of the Consultant and Rabman agrees that, at all times, both during and after the Term, each of the Consultant and Rabman will keep and hold any Confidential Information in strict confidence and trust, and will not use or disclose any Confidential Information without first receiving the Company’s express written consent, except as may be necessary to perform its duties hereunder and except if compelled by government or court order to do so. Upon leaving the Company, each of the Consultant and Rabman will promptly give to the Company all documents, materials or property in its or his possession related to the Company. Each of the Consultant and Rabman will not take with it or him, as the case may be, any property or copies of their respective work or Company-related documents and materials that either or both has received or used, including Confidential Information.

Each of the Consultant and Rabman understands that the foregoing restrictions with respect to Confidential Information shall not apply to any information that (i) is on the date hereof or hereafter becomes generally available to the public, other than as a result of a disclosure, directly or indirectly, by each of the Consultant and Rabman; (ii) was available to each of the Consultant and Rabman on a non-confidential basis prior to its disclosure; or (iii) becomes available to each of the Consultant and Rabman on a non-confidential basis from a source other than the Company, provided that each of the Consultant and Rabman has no knowledge or reason to know that (a) such source is bound by a confidentiality agreement with the Company, or (b) such source received such information, directly or indirectly, from a person or entity so bound or wrongfully.

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If either the Consultant or Rabman, on the one hand, and the Company, on the other hand, have previously or contemporaneously entered into a confidentiality agreement or non-disclosure agreement such agreement shall continue in full force and effect and shall survive in accordance with its terms notwithstanding the confidentiality obligations set forth in this Section 12, which are in addition to, and not in lieu of, obligations of any such agreement. In the event of any conflict between any such agreement and this Agreement, the previously or contemporaneously entered into confidentiality or non-disclosure agreement shall govern.

13. Non-Solicitation. In addition, the Consultant agrees that during the Term of this Agreement and for one year thereafter, each of the Consultant and Rabman shall not directly or indirectly, in any manner or capacity either alone or in conjunction with any other person (i) solicit, entice, persuade or induce any person or entity doing business with the Company or affiliates, to terminate or reduce such relationship or to refrain from extending or renewing the same, or (ii) hire any person who was employed by the Company or affiliates during the Term.

14. Non-Disparagement. During the Term and thereafter, each of the Consultant and Rabman shall not make any statements or comments that disparage the Company or any of its affiliates, nor any of their products, officers, directors, employees or businesses, other than statements or comments made in good faith (i) to members of senior management or Board of Directors of the Company or its affiliates in the course of carrying out the Consultant’s and Rabman’s duties on behalf of the Company during the Term, (ii) regarding employees of the Company to members of senior management of the Company or its affiliates or the applicable employee in connection with internal employee evaluations, reviews or terminations in the course of carrying out the Consultant’s or Rabman’s duties on behalf of the Company during the Term, (iii) in connection with enforcement of this Agreement or claims hereunder, or (iv) to the extent required by applicable law, legal process or subpoena. Likewise, the Company will not make any statements or comments that disparage the Consultant or Rabman other than in good faith (i) to the Consultant or Rabman, (ii) in connection with internal evaluations, reviews or terminations, (iii) in connection with enforcement of this Agreement or claims hereunder, or (iv) to the extent required by applicable law, legal process or subpoena.

15. Termination for Cause. Without prejudicing any other rights that the Company may have hereunder or at law or in equity, the Company may at its option terminate this Agreement forthwith for “cause”, including, without limitation, any obligation to continue to pay the cash fee under Section 5 hereof (except to the extent accrued to the date of termination). For purposes of this Agreement, “Cause” shall mean: (i) material breach of this Agreement (continuing for 30 days after receipt of written notice stating the nature of the breach and the need to cure); (ii) gross negligence in the performance or intentional non-performance of the services hereunder (continuing for 30 days after receipt of written notice stating the nature of the breach and the need to cure); (iii) dishonesty, fraud or misconduct with respect to the business or affairs of the Company which materially affects the operations or reputation of the Company; or (iv) Consultant’s or Rabman’s conviction of a felony or other crime involving moral turpitude.

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Upon termination of this Agreement pursuant to the provisions of this Section 15, the Consultant shall promptly return to the Company all Consultant Shares which have not been earned and have not vested prior to the date of termination which returned shares shall be duly endorsed in blank for transfer with a medallion signature guarantee.

16. Assignment. Neither party hereto may assign this Agreement, or any rights or obligations hereunder, without the consent of the other party hereto. The provisions of this Agreement are binding upon and shall inure to the benefit of the successors and permitted assigns of the Company and the Consultant.

17. Waiver of Breach. Waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver or subsequent breach by such other party. No such waiver shall be effective unless signed by the party to be charged therewith.

18. Death or Disability. In the event of the death or disability of Rabman during the Term, this Agreement will terminate immediately. Rabman shall be deemed to have become disabled for purposes hereof if the Company shall find on the basis of medical evidence satisfactory to it that Rabman is so mentally or physically disabled as to be unable to provide the services contemplated herein. Notwithstanding any termination of this Agreement due to death or disability, all of the Consultant Shares granted hereunder shall be deemed fully earned and vested as of the date of such death or disability.

19. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein and supersedes any and all prior agreements and commitments with respect thereto. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification, extension or discharge is sought.

20. Severability. The invalidity or unenforceability of any provision hereof shall not in any way affect the validity or enforceability of any other provision. The parties to this Agreement agree and intend that this Agreement shall be enforced as fully as it may be enforced consistent with applicable statutes and rules of law.

21. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of Ohio without giving effect to any choice or conflict of law provision or rule (whether of Ohio or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of Ohio. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of Ohio in each case located in Ohio, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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22. Remedies. The parties to this Agreement recognize that any violation or threatened violation by the Consultant or Rabman of any of the provisions contained in Sections 11, 12, 13 or 14 will result in immediate and irreparable damage to the Company and that the Company could not adequately be compensated for such damage by monetary award alone. Accordingly, each of the Consultant and Rabman agrees that in the event of any such violation or threatened violation, the Company shall, in addition to any other remedies available to the Company at law or in equity, be entitled as a matter of right to apply to such relief by way of restraining order, temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

23. Headings. The headings used in this Agreement are intended for convenience of reference only and shall not constitute any part hereof or modify or affect in any manner the meaning or interpretation of any of the provisions herein.

24. Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given or made if and when delivered by reputable overnight courier service with charges prepaid or by registered or certified mail, return receipt requested, postage prepaid, to the parties herein. Any party may send any notice or other communication to the other party hereto using any other means (including personal delivery, messenger service, facsimile, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices or other communications are to be delivered by giving the other party notice in the manner herein set forth. Notices shall be addressed as follows:

If to the Company to:

Midwest Energy Emissions Corp.

670 D Enterprise Drive

Lewis Center, Ohio 43035

Attn: Richard MacPherson, President

Facsimile: (614) 505-7377

Email: rmacpherson@midwestemissions.com

If to the Consultant and/or Rabman to:

Dathna Partners, LLC

40 Richards Road

Port Washington, New York 11050

Email: lrabman@gmail.com

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25. Survival of Obligations. The obligations of the parties under Sections 2, 5, 11, 12, 13, 14, 15, 21, 22 and 24 of this Agreement shall survive the termination of this Agreement in accordance with their terms.

26. Representation by Counsel. Each of the parties hereto represents, warrants and covenants that it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with counsel regarding this Agreement prior to executing the same. The parties further agree that any rule that provides that an ambiguity within a document will be interpreted against the party drafting such document shall not apply.

27. Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts each of which shall be an original and all of which shall together constitute one and the same instrument. A signed copy of this Agreement which is received via facsimile or other electronic transmission shall be given the same effect for all purposes, as if it were the original.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MIDWEST ENERGY EMISSIONS CORP.

By:	/s/ Richard MacPherson
Name:	Richard MacPherson
Title:	Chief Executive Officer

DATHNA PARTNERS, LLC

By:	/s/ Louis Rabman
Name:	Louis Rabman
Title:	President

/s/ Louis Rabman
LOUIS RABMAN, individually

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